Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 12, 2022, relating to the consolidated financial statements of Concrete Pumping Holdings, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended October 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Dallas, Texas

February 15, 2022